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                                                                     EXHIBIT 11

                  PCA INTERNATIONAL, INC. AND SUBSIDIARIES
                  COMPUTATION OF PRIMARY AND FULLY DILUTED
                          EARNINGS PER COMMON SHARE
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                                                 Three Months Ended                    Nine Months Ended
                                            -----------------------------         ------------------------------
                                            November 2,        October 27,        November 2,         October 27,
                                               1997               1996              1997                1996
                                            -----------        -----------        -----------         -----------
PRIMARY EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income..........................       $1,919,844         $  641,112        $  923,550            $2,012,187
                                             ==========         ==========        ==========            ==========
 COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common shares   7,843,276          7,556,349         7,745,409             7,498,032
   Dilutive effect of stock options...          816,599            575,572           667,914               521,646
                                             ----------         ----------        ----------            ----------
   Weighted average number of common shares
    after dilutive effect.............        8,659,875          8,131,921         8,413,323             8,019,678
                                             ==========         ==========        ==========            ==========

 EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE:

   Net income.........................             0.22         $     0.08        $     0.11            $     0.25
                                             ==========         ==========        ==========            ==========

FULLY DILUTED EARNINGS PER COMMON SHARE:
 EARNINGS APPLICABLE TO COMMON STOCK:
  Net income..........................       $1,919,844         $  641,112        $  923,550            $2,012,187
                                             ==========         ==========        ==========            ==========

 COMPUTATION OF COMMON SHARES AND
  COMMON EQUIVALENT SHARES:
   Weighted average number of common
    shares outstanding................        7,843,276          7,556,349         7,745,409             7,498,032
   Dilutive effect of stock options...          859,394            576,027           895,831               648,973
                                             ----------         ----------        ----------            ----------
   Weighted average number of common shares
    after dilutive effect.............        8,702,670          8,132,376         8,641,240             8,147,005
                                             ==========         ==========        ==========            ==========

 EARNINGS PER COMMON SHARE AND COMMON
  EQUIVALENT SHARE ASSUMING FULL DILUTION:

   Net income.........................       $     0.22         $     0.08        $     0.11            $     0.25
                                             ==========         ==========        ==========            ==========
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